SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549



                              FORM 8-K


                      Current Report Pursuant
                   to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


Date of report (Date of earliest event reported)    April 14, 1997

	             ADVANCED FINANCIAL, INC.
	(Exact Name of Registrant as Specified in Its Charter)

	                     Delaware
	(State or Other Jurisdiction of Incorporation)

   0-19485	                   84-1069416
 (Commission File Number)(I.R.S. Employer Identification No.)

	5425 Martindale, Shawnee, Kansas           66218
	(Address of Principal Executive Offices) (Zip Code)

	                   (913) 441-2466
	(Registrant's Telephone Number, Including Area Code)

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Items.  Other Events

On April 14, 1997, the Government National Mortgage Association ("GNMA") notified Advanced Financial, Inc. ("AFI") that GNMA deems AFI in violation of servicing rights agreements between AFI and GNMA with respect to a mortgage portfolio in which GNMA is the investor. AFI had previously notified GNMA, in connection with a proposed sale of the servicing rights to a third party, of an anticipated short fall of between approximately $350,000 - $400,000 in AFI's custodial accounts regarding the mortgages. GNMA also advised AFI that, as a result of the violation of the servicing rights agreements, it was terminating AFI's servicing rights immediately. The servicing rights represented AFI's only remaining significant asset.

AFI's Board of Directors continues to examine a number of alternatives to address its troubled financial condition, including the acquisition of or merger with another company.

AFI is a holding company with its principal operations conducted through its wholly-owned subsidiary, AFI Mortgage Corporation.

Item 7  Financial Statements and Exhibits.

	(c) The following exhibit is filed as part of this current report on Form 8-K.

	Exhibit Number	   Description

	     99		   Press Release dated April 14, 1997
                   	   announcing GNMA action.

	                  SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report as amended to be signed on its behalf by the undersigned hereunto duly authorized.



				    Advanced Financial, Inc.
				          (Registrant)


Date    April 15, 1997        	    By  /s/ William B. Morris
				            (Signature)
				    William B. Morris, Secretary